Exhibit 10.1
PERFORMANCE UNIT AWARD AGREEMENT
([          ] Award)
          THIS PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”), made and entered into this the ___ day of _________, ______ by and between Piedmont Natural Gas Company, Inc. (the “Company”) and ________________________ (the “Participant”).
WITNESSETH:
          WHEREAS, on March 3, 2006, the Company’s shareholders approved the Piedmont Natural Gas Company, Inc. Incentive Compensation Plan; and
          WHEREAS, on September 7, 2007, the Compensation Committee (“Committee”) of the Company’s Board of Directors adopted Interpretive Guidelines for the Incentive Compensation Plan (the Interpretive Guidelines and the Incentive Compensation Plan, together, and as may be amended from time to time, the “Plan”); and
          WHEREAS, on _________, ______, the Committee established a three-year performance period under the Plan beginning November 1, ___ (the “[          ] Award Performance Period”), and the Committee approved the Performance Unit awards for the [          ] Award Performance Period; and
          WHEREAS, the Participant has been awarded _________ (______) Performance Units for the [          ] Award Performance Period beginning November 1, ___ and ending October 31, ______.
          NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, the parties hereto hereby agree as follows:
     1. The Participant acknowledges that the grant and distribution of the award hereunder is governed by the terms of the Plan, and the terms of the Plan are incorporated into this Agreement in their entirety and made a part hereof by reference. Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Plan. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall control.
     2. The percentage of the Performance Units awarded to the Participant that shall be distributed to the Participant shall depend on the levels of performance achieved during the [          ] Award Performance Period as set forth on Exhibit A attached hereto. No distributions of Performance Units shall be made with respect to a particular measure of performance if the minimum percentage of the applicable measure of performance is not achieved for the [          ] Award Performance Period as set forth on Exhibit A. The performance levels achieved for the [          ] Award Performance Period and the percentage of Performance Units to be distributed shall be conclusively determined by the Compensation Committee of the Board of Directors. Notwithstanding the foregoing, in the event a Change in Control occurs before the end of the Performance Period, one hundred percent (100%) of the [          ] Award Performance Units awarded to the Participant hereunder shall be distributed to the Participant without any adjustment for the levels of performance actually achieved during the [          ] Award Performance Period prior to or after the Change in Control.
     3. The percentage of Performance Units awarded to the Participant which the Participant shall become entitled to receive shall be distributed in the form of shares of the Company’s common stock (“Shares”), with one earned Performance Unit equal to one Share.
     4. The Company shall deduct from any Shares otherwise distributable to the Participant that number of Shares having a value equal to the amount of any taxes required by law to be withheld from awards made under the Plan. The Participant may elect to have the Company withhold a greater number of Shares (up to a maximum of fifty percent (50%) of the Shares distributable to the Participant) for tax withholding.
     5. The extent to which the Performance Units are forfeited or remain outstanding in the event the Participant terminates employment with the Company prior to the end of the [          ] Award Performance Period for any reason, including due to the Participant’s death, Disability or Retirement, shall be governed by the terms of the Plan. Except as otherwise provided in the Plan, in the event of the Participant’s death during the [          ] Award Performance Period, the Participant’s award shall be distributed during the two and one-half month period beginning with the expiration of the [          ] Award Performance Period and ending January 15, ___or, if earlier, the two and one-half month period following a Change in Control.
     6. No award of undistributed Performance Units hereunder to the Participant shall entitle the Participant to any right as a stockholder of the Company.
     7. The Participant’s award under the Plan may not be assigned or alienated. Subject to any limitations under the Plan on transferability, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     8. Neither the Plan, nor this Agreement, nor any action taken under the Plan or this Agreement shall be construed as giving to the Participant the right to be retained in the employ of the Company.
     9. Any distribution of Shares may be delayed until the requirements of any applicable laws or regulations or any stock exchange requirements are satisfied. The Shares distributed to the Participant shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.
     10. The Participant may designate a beneficiary or beneficiaries to receive all or part of the Performance Units to be distributed to him/her under the Plan in case of death of the Participant. Any such Performance Units awarded under this Plan shall be distributed to the beneficiary (ies) designated in Exhibit B that is incorporated herein for all purposes. If no beneficiary (ies) is designated, such Performance Units shall be paid to the estate of the Participant.
     11. The Compensation Committee of the Board of Directors shall have authority to administer and interpret the Plan and to establish rules for its administration.
     12. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he/she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Except with respect to modifications of the Plan as provided therein, this Agreement can be amended only in writing executed by the Participant and a duly authorized officer of the Company.
     13. This Agreement shall be governed by the laws of the State of North Carolina to the extent not preempted by applicable federal law.
     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed in duplicate as of the date first above written.

PIEDMONT NATURAL GAS COMPANY, INC.

By:

Chairman, President and Chief Executive Officer

By:

Participant

EXHIBIT A
Performance Measures for the Three-Year Performance
Period beginning November 1, _____ ([       ] Award)

EXHIBIT B
Piedmont Natural Gas Company, Inc.
Long Term Incentive Plan
[       ] Award (Performance Period _______ to _______)
Beneficiary Designation Form

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